Exhibit 10.7

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of September 24, 2024 (the “Effective Date”), is entered into by and between Eterna Therapeutics Inc., a Delaware corporation (the “Company”), and the stockholder listed on the signature page hereto under the heading “Stockholder” (“Stockholder”).

WHEREAS, the Company is entering into a Securities Purchase Agreement (the “SPA”), dated as of the Effective Date, with the purchaser parties thereto pursuant to which, among other things, the Company agreed to issue and sell to the purchaser parties thereto, and purchaser parties thereto agreed to purchase, shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”) and pre-funded warrants to purchase Common Stock;

WHEREAS, the Company is entering into Exchange Agreements (the “Exchange Agreements”), dated as of Effective Date, with the holders of Convertible Notes (as defined in the Exchange Agreements) and/or Warrants (as defined in the Exchange Agreement) pursuant to which, among other things, such holders will transfer, deliver, convey and assign to the Company, free and clear of all liens, each: (i) Exchanged Note (as defined in the Exchange Agreements) in exchange for validly issued, fully paid and nonassessable shares of Common Stock at an exchange ratio specified therein; and (ii) Exchanged Warrant (as defined in the Exchange Agreements) in exchange for validly issued, fully paid and nonassessable shares of Common Stock at an exchange ratio specified therein;

WHEREAS, the Company is entering into a Note Purchase Agreement (the “NPA”), dated as of the Effective Date, with the purchaser parties thereto pursuant to which, among other things, the Company agreed to issue and sell to the purchaser parties thereto, and purchaser parties thereto agreed to purchase, 12.0% Senior Convertible Notes (the “Bridge Notes”); and

WHEREAS, as a condition to the Company’s willingness to enter into, and to induce the Company to enter into, the SPA, the Exchange Agreements and the NPA (collectively, the “Transaction Agreements”) and to consummate the transactions contemplated thereby, the Company desires that Stockholder agree, and Stockholder agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article 1
VOTING AGREEMENT

1.1 Voting Agreement. Stockholder hereby agrees that, during the period commencing with the execution and delivery of this Agreement and continuing until the termination of this Agreement in accordance with Section 4.1, at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders proposed by the Company, Stockholder shall: (a) vote, and shall cause its affiliates to vote, all the Covered Securities (as defined below) that Stockholder or its affiliates are entitled to vote, in favor of, or consent on behalf of itself and all of its affiliates to, the Stock Issuance Proposal (as defined in the SPA); and (b) vote, and shall cause its affiliates to vote, all the Covered Securities that Stockholder or its affiliates are entitled to vote, against, or decline (on behalf of itself and all of its controlled affiliates) to consent to, any proposal or any other corporate action or agreement that would conflict with, or impede, delay, interfere or otherwise adversely affect the approval of the Stock Issuance Proposal or that would adversely affect or delay the consummation of the transactions contemplated by the Transaction Agreements or that would result in a breach by the Company of the Transaction Agreements. In furtherance of the foregoing, Stockholder shall execute and deliver to the Company, on (or effective as of) the fifth day following the date that the Proxy Statement (as defined in the SPA) is disseminated by the Company to its stockholders, a properly completed proxy in the form distributed by or on behalf of the Company in favor of the Stock Issuance Proposal. For purposes of this Agreement, “Covered Securities” means (i) all shares of Common Stock owned by Stockholder and/or its affiliates as of the Effective Date and all shares of Common Stock acquired by Stockholder and/or its affiliates on or after the Effective Date and (ii) any other securities, if any, which Stockholder or its affiliates is entitled to vote as of the Effective Date, or becomes entitled to vote or on or after the Effective Date, at any meeting of stockholders of the Company. In the event of any stock dividend or distribution, or any change in the capital stock of the Company by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, or the like occurs before the termination of this Agreement, the term “Covered Securities” shall be deemed to refer to and include the Covered Securities as well as all such stock dividends and distributions and any securities into which or for which any or all of the Covered Securities may be changed or exchanged or which are received in the applicable transaction.

1.2 Voting on Other Matters. Notwithstanding anything in Section 1.1 to the contrary, except as may be set forth in any other agreement concerning the voting of the Covered Securities, Stockholder shall remain free to vote or execute consents with respect to the Covered Securities with respect to any matter not covered by Section 1.1 in any manner that Stockholder deems appropriate.

Article 2
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to the Company as follows:

2.1 Authority Relative to This Agreement. Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy. Stockholder has received and reviewed of a copy of the form of Transaction Agreements and the Transaction Documents (as defined in each of the SPA and NPA).

2.2 No Conflict.

2.2.1 The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Stockholder or by which the Covered Securities are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, charge, pledge, option, security interest, encumbrance, tax, right of first refusal, preemptive right or other restriction (each, a “Lien”) on any of the Covered Securities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Covered Securities are bound, except, in the case of clauses (i) and (ii) above, any such conflict, breach, default, termination, amendment, acceleration, cancellation or Lien that would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair Stockholder’s ability to perform its obligations hereunder.

2.2.2 The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by Stockholder.

2.3 Title to the Stock. As of the Effective Date, Stockholder is the owner of the number of shares of Common Stock set forth opposite its name on Appendix A attached hereto. Such shares of Common Stock represent all the Common Stock owned, either of record or beneficially, by Stockholder as of the Effective Date, other than any derivative securities to acquire Common Stock that have not been converted or exercised as of the Effective Date. Such shares of Common Stock are owned free and clear of all Liens or limitations on Stockholder’s voting rights of any nature whatsoever, except for (a) the limitations or restrictions under this Agreement, (b) any limitations or restrictions imposed under applicable securities laws, or (c) any limitations or restrictions that would not reasonably be expected, individually or in the aggregate, to prevent, materially delay or materially impair Stockholder’s ability to perform its obligations hereunder. Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Covered Securities.

Article 3
COVENANTS

3.1 No Disposition of Stock. Stockholder hereby covenants and agrees that, until the termination of this Agreement in accordance with Section 4.1, Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate, pledge or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any Lien or limitation on Stockholder’s voting rights of any nature whatsoever (other than any limitations or restrictions imposed under applicable securities laws) with respect to the Covered Securities; provided, however, that Stockholder may assign, sell or transfer any of the Covered Securities provided that the recipient of such Covered Securities has delivered to the Company a written agreement in a form reasonably satisfactory to the Company that the recipient shall be bound by, and the Covered Securities so transferred, assigned or sold shall remain subject to, this Agreement.

3.2 Company Cooperation. The Company hereby covenants and agrees that it will not, and Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Lien on any of the Covered Securities unless the provisions of Section 3.1 have been complied with.

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Article 4
MISCELLANEOUS

4.1 Termination. This Agreement shall automatically terminate without further action and shall have no further force and effect upon the earliest to occur of (a) immediately following the time that that the Company obtains the Stockholder Approval (as defined in the SPA) and (b) the termination of all the Transaction Agreements in accordance with their terms.

4.2 Further Assurances. Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

4.3 Specific Performance. The Company is entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained herein and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

4.4 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

4.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and Stockholder. No waiver with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

4.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.7 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email to the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day (as such term is defined in the SPA), (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

4.8 Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would result in the application of the laws of any jurisdiction other than the State of New York. Each party agrees that all actions, claims, suits, disputes or proceedings (collectively, “Actions”) concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of the Agreement, then the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action. IN ANY ACTION IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST THE OTHER, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

4.9 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day (as such term is defined in the SPA), then such action may be taken or such right may be exercised on the next succeeding Business Day.

4.10 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

4.11 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Stockholder may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

4.13 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by electronic signature (including via DocuSign) or by e-mail delivery of a “.pdf” (or similar) format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronic or “.pdf” (or similar) signature page were an original thereof.

[Signature page follows]

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IN WITNESS WHEREOF, Stockholder and the Company have duly executed this Agreement as of the Effective Date.

ETERNA THERAPEUTICS INC.	Address for Notice: Eterna Therapeutics Inc. Attention: CEO 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141

By:	/s/ Sanjeev Luther	Email: sanjeev.luther@eternatx.com
Name:	Sanjeev Luther
Title:	President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR STOCKHOLDER FOLLOWS]

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[STOCKHOLDER SIGNATURE PAGE TO SUPPORT AGREEMENT]

IN WITNESS WHEREOF, Stockholder and the Company have duly executed this Agreement as of the Effective Date.

Name of Stockholder
Signature of Authorized Signatory of Stockholder
Name of Authorized Signatory
Title of Authorized Signatory
Email Address of Authorized Signatory
Address for Notice to Stockholder

Email

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APPENDIX A

Stockholder	Number of Shares of Common Stock Owned as of the Effective Date

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